NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

10% CONVERTIBLE PROMISSORY NOTE

OF

COASTAL PACIFIC MINING CORP.

Note No.:                                                             Original Principal Amount: $

Issuance Date:

This Note is one of a duly authorized issue of Notes issued by COASTAL PACIFIC MINING CORP., a corporation duly organized and existing under the laws of the Province of Alberta (the “Company”), designated as the Company’s 10% Convertible Promissory Note in an aggregate principal amount of no less than a minimum of One Million U.S. Dollars ($1,000,000) and up to a maximum of Two Million U.S. Dollars (U.S. $2,000,000.00) (the “Notes”).

For Value Received, the Company hereby promises to pay to the order of , or its registered assigns or successors-in-interest (“Holder”) the principal sum of U.S. Dollars (U.S. $  ) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company’s Common Stock, no par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum from the original date of issuance, (“Issuance Date”) and shall be payable at the option of the Company to the Holder at maturity either in cash or in Common Stock.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.

The Note shall mature (the “Maturity Date”) upon the six (6) months from the Issuance Date.  Except as otherwise provided herein, any payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part except as otherwise provided herein or in the Transaction Documents.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the “Purchase Agreement”).  For purposes hereof the following terms shall have the meanings ascribed to them below:

“Approved Market” means the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, or the OTC Bulletin Board.

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Conversion Price” shall be $0.35 (U.S.) per share.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

“Effective Registration” shall have the meaning set forth in the Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest (including Default Interest, if any) hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the OTC Bulletin Board or such other market or exchange on which the Common Stock is then principally traded.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

The following terms and conditions shall apply to this Note:

Section 1. Payments of Principal and Interest.

(a) Interest Payments.  Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum from the Issuance Date and shall be payable at the option of the Company to the Holder at maturity either in cash or in Common Stock (the “Interest Payment Date”).  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable.  In the event the Company makes an Interest Payment in Common Stock, the Common Stock shall be valued at the volume weighted average price per share of common stock as quoted on Bloomberg, LP for the ten (10) days prior to the Interest Payment Date.

(b) Payment of Principal.  Subject to the provisions hereof, including without limitation, the Optional Redemption described below, the Principal Amount of this Note shall be due and payable on the Maturity Date.  Payment of the Principal Amount shall be effected in cash or shares as provided herein.

(c) Optional Redemption.  The Company may, at its option, choose to redeem the Note at any time prior to maturity.  Any such redemption by the Company pursuant to this Section 1(b) shall be at one hundred and twenty percent (120%) of the principal amount of the Note.

(d) Change of Control Redemption.  In the event that a third party acquires greater then fifty percent (50%) of the Company’s voting rights in one or a series of transactions, the Holder may elect to have the Note redeemed by the Company at one hundred and ten percent (110%) of the amount owed under the Note.  The Company may, at its option, satisfy any redemption request pursuant to this Section 1(c) in cash or Common Stock.

(e) Taxes.  Company may withhold and pay over to the relevant authorities any backup withholding from any interest payment to be made to the Holder to the extent that such withholding is required by the respective taxation authorities or any other applicable federal law, rule, or regulation.

Notwithstanding any provision to the contrary contained in this Section 1, the Company’s right to pay the any interest thereon in shares of its Common Stock is conditioned on the following: (i) the Company’s Common Stock will continue to be at all times registered under Sections 12(b) or (g) of the 1934 Act, (ii) the Company will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such reporting and filing obligations; (iii)  until one year following such time as the Notes and Warrants are no longer outstanding, the Company shall maintain the listing or trading of the Common Stock on the Principal Market or one of the other Approved Markets and shall comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market or Principal Market on which the Common Stock is listed; (iv)  the existence of an effective registration statement covering all of the Underlying Shares; (v) the Holder is not then in possession of any material, non-public information, (vi) the Company shall not have breached any provision, covenant, representation or warranty of any Transaction Document, and (v) there have not been any Events of Default.

Section 2. Conversion.

(a) Conversion by Holder.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at Holder’s option, at any time and from time to time to convert, in part or in whole, the outstanding Principal Amount under this Note into shares of Common Stock by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested) on the date of conversion (the “Conversion Date”).  This Note may be converted, at the option of the Holder, in whole or in part, after the Issuance Date,   Partial conversions are permitted.  In the event that the Company closes any debt or equity financing (an “Other Financing”) during the time that the Note remains outstanding, Holder shall have the right, in its sole discretion, to tender all of the outstanding principal balance plus accrued and unpaid interest on this Note (in lieu of cash) together with the Warrants in connection herewith as consideration to purchase the securities issued by the Company in such Other Financing.

(b) Conversion Date Procedures.  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the amount being converted by the then applicable Conversion Price.

(c) Stock Certificates or DWAC.  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates, representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal At Custodian system (provided that the same time periods herein as for stock certificates shall apply).

(d) Conversion Price Adjustments.

(i) Stock Dividends, Splits and Combinations.  If the Company or any of its subsidiaries, at any time while the Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities but excluding any stockholder rights granted pursuant to a poison pill) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Common Stock of the Company, then, and in each such case, the Conversion Price (as defined below) in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier.  Any adjustment made pursuant to this Section 3(d)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(ii) Distributions.  If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidence of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(d)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder of the Note the amount of such indebtedness, assets, cash or rights or warrants which the Holder of the Note would have received had the Note been converted into Common Stock at the then applicable the Conversion Price immediately prior to the record date for such distribution.

(iii) Rounding of Adjustments. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(iv) Fundamental Changes.   In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer,  reclassification,  compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, “Fundamental Change”), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such Note had been converted immediately prior to such Fundamental Change.

(v) Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(e)           Reservation and Issuance of Underlying Securities.  Except as provided in the Purchase Agreement, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Note, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.

(f)           No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(g)           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including payment in stock) shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(h)           Cancellation.  After all of the Principal Amount have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(i)           Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(j)             Common Stock Ownership. In no event shall the Holder be entitled to convert into shares of Common Stock, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the Holder, would exceed 4.99% of the number of shares of Common Stock outstanding, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

Section 3. Covenants of the Company.  The Company covenants and agrees as follows:

(a) Incurrence of Debt.  The Company (as defined in the Purchase Agreement) shall not incur any debt, without the prior written consent of holders of a majority of the Principal Amount of the Notes then outstanding (not including any Notes held by the Company or any of its affiliates), which consent shall not be unreasonably withheld, other than; (i) trade payables incurred in the ordinary course of business, (ii) debt incurred pursuant to the Offering as described in the Purchase Agreement, and in no event, not to exceed an aggregate principal amount of $2 million; or (iii) indebtedness of up to $1,000,000 incurred by the Company for working capital purposes, exclusive of debt for exploration of the Company’s mineral properties, which shall be allowed up to $10,000,000.

(b) Notes.  All Notes shall be on the same terms and shall be in substantially the same form.  All payments to the holder of any Note shall be made to all Holders of Notes, pro rata, based on the aggregate Principal Amount at such time.

Section 4. Defaults and Remedies.

(a) Events of Default.  An “Event of Default” is:  (i) a default in payment of the Principal Amount, when due, or failure to make any interest payment when such interest payment is due (to the extent such principal and/or amount has not been converted into Common Stock in accordance with the terms hereof); (ii) a default in the timely issuance of Underlying Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term “timely” shall mean within ten (10) business days following the Conversion Date); (iii) failure by the Company for thirty (30) days after written notice has been delivered to the Company to comply with any other provision of the Note, the Purchase Agreement, the Warrants, the Security Agreement or the Registration Rights Agreement, (iv) a breach by the Company, in any material respect, of its representations, warranties or covenants in the Purchase Agreement or the Registration Rights Agreement that remains uncured for thirty (30) business days after notice is delivered to the Company; or (v) a breach by the Company of its covenants in this Note.

(b) Remedies.  If an Event of Default occurs and is continuing with respect to the Note, the Holders of a majority of the outstanding Principal Amount of the Notes, may declare all of the then outstanding Principal Amount of this Note, to be due and payable immediately; provided that if such Event of Default is due to the occurrence of a Bankruptcy Event, then such declaration shall be automatic without any further action.  The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5. General.

(a) Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c) Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d) Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.

  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e) No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f) Governing Law; Jurisdiction.

(i) Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii) Jurisdiction.  The Company irrevocably submits to the jurisdiction of Provincial Court sitting in the Province of Alberta, City of Calgary, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(III) NO JURY TRIAL.  THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g) Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on  .

COASTAL PACIFIC MINING CORP.

By:
Name:          Joseph Bucci
Title:            Chief Executive Officer

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, no par value per share (the “Common Stock”), of COASTAL PACIFIC MINING CORP. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address